Exhibit 10.4

INTELLECTUAL PROPERTY MATTERS AGREEMENT

This INTELLECTUAL PROPERTY MATTERS AGREEMENT (this “Agreement”) is entered into as of [•] (the “Effective Date”), by and between Crane Holdings, Co., a Delaware corporation (“Crane NXT”) and Crane Company, a Delaware corporation (“Crane Company”) (each a “Party” and together, the “Parties”).

WHEREAS, R.T. Crane Brass & Bell Foundry was founded in Chicago, Illinois, in 1855, to design, manufacture and sell valves, fittings and specialty castings for an industrializing United States of America, and during the course of its continued existence, to the present day, has become an industry leader in designing, manufacturing and selling highly engineered industrial products in the Process Flow, Aerospace, and Engineered Materials businesses (which businesses are Crane’s legacy, or “core” businesses) and, most recently, the P&M Technologies Business (as defined below);

WHEREAS, “CRANE” was adopted and used as the parent company name, beginning in 1855 and continuing to this day, and the company established for its businesses the CRANE-Formative Marks, whereby each business unit endeavored to be a sharp, strong and focused business in pursuit of distinct opportunities for long-term growth and profitability, all collectively developing the “CRANE”-based trademarks, tradenames and brands;

WHEREAS, the “CRANE” name is synonymous with engineering excellence and a highly disciplined and performance based business culture;

WHEREAS, today, Crane NXT, acting through its direct and indirect subsidiaries, currently conducts a number of businesses, including the P&M Technologies Business;

WHEREAS, Crane Company and Crane NXT have entered into that certain Separation and Distribution Agreement, dated as of [•] (the “Separation and Distribution Agreement”), pursuant to which, in accordance with the Internal Reorganization, Crane NXT (which will be renamed “Crane NXT, Co.” following the Distribution) is being separated into two separate, independent, publicly-traded companies: (i) one comprising the P&M Technologies Business, which continues to be owned and conducted, directly or indirectly, by Crane NXT; and (ii) one comprising the Other Businesses (as defined below), which is owned and conducted directly or indirectly by Crane Company, all of the common stock of which was distributed to the Crane NXT stockholders; in each of the foregoing, all on the terms and conditions set forth in the Separation and Distribution Agreement;

WHEREAS, in connection with the transactions contemplated by the Separation and Distribution Agreement, Crane NXT and Crane Company intend for their respective businesses to operate under their respective CRANE-Formative Marks (including in particular, as of the Effective Date, in respect of Crane NXT, the Trademarks set forth on Schedule 1 (collectively, the “Crane NXT Marks”), and in respect of Crane Company (i.e., the owner of the “core” businesses), the Trademarks set forth on Schedule 2 (collectively, the “Crane Co. Marks”)); and

WHEREAS, this Agreement is intended to be, and is hereby adopted as, a plan to preserve the legacy and continued development of the CRANE-Formative Marks (i.e., with Crane Company owning the Crane Co. Marks in connection with the Other Businesses and Crane NXT owning the Crane NXT Marks in connection with the P&M Technologies Business), and sets forth the mutual understanding of the Parties regarding continued co-existence of each Party’s ownership, use, registration, licensing and enforcement of its respective CRANE-Formative Marks in its respective fields, in connection with the separation of the two businesses pursuant to the Separation and Distribution Agreement.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS & INTERPRETATION

Section 1.1 General. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1.1. All capitalized terms used but not defined in this Agreement shall have the meanings assigned to them in the Separation and Distribution Agreement.

(a) “Agreement” has the meaning set forth in the Preamble.

(b) “CRANE-Formative Marks” means a Trademark that contains or includes, or is comprised entirely by, the term “CRANE.”

(c) “Crane Company” has the meaning set forth in the Preamble.

(d) “Crane Co. Marks” has the meaning set forth in the Recitals.

(e) “Crane NXT” has the meaning set forth in the Preamble.

(f) “Crane NXT Marks” has the meaning set forth in the Recitals.

(g) “Effective Date” has the meaning set forth in the Preamble.

(h) “Expanded Fields” has the meaning set forth in Section 2.5(a).

(i) “Governmental Approval” means any consents, registrations, approvals, licenses, permits, notifications or authorizations obtained, or to be obtained, from any Governmental Authority.

(j) “Indemnified Parties” has the meaning set forth in Section 5.2(a).

(k) “Indemnifying Party” has the meaning set forth in Section 5.2(a).

(l) “Other Businesses” means the fields of any and all businesses and operations of Crane NXT or any of its Subsidiaries (including the members of the Crane Company Group and the members of the Crane NXT Group) conducted immediately prior to the Distribution (including the Aerospace & Electronics business, the Process Flow Technologies business and the Engineered Materials business), other than the P&M Technologies Business.

(m) “P&M Technologies Business” means the fields of the business, activities and operations of Crane NXT or any of its Subsidiaries (including the members of the Crane Company Group and the members of the Crane NXT Group) of the Payment & Merchandising Technologies segment (as more fully described in the Registration Statement) conducted at any time prior to the Effective Time by Crane NXT or Crane Company or any of their current or former Affiliates or divisions.

(n) “Party” and “Parties” have the meaning set forth in the Preamble.

(o) “Separation and Distribution Agreement” has the meaning set forth in the Recitals.

(p) “Term” means the period commencing on the Effective Date and continuing in perpetuity, unless and until this Agreement is terminated in accordance with Section 3.2.

(q) “Third Party” means any Person other than Crane Company, Crane NXT and either of their respective Affiliates.

(r) “Trademark” means trademarks, trade dress, service marks, certification marks, logos, slogans, design rights, trade names, domain names (and social media account names and handles) and uniform resource locators and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing.

(s) “Trigger Event” means (i) if Crane NXT or any of its Affiliates materially breaches Section 3.1, and does not cure such breach within thirty (30) days of written notice thereof by Crane Company, (ii) Crane NXT and its Affiliates cease to use the CRANE-Formative Marks in the conduct of their business or cease the use of a CRANE-Formative Mark in the name and branding of Crane NXT (excluding, for clarity, changes in the legal name of the entity of Crane NXT where the public-facing brand for Crane NXT remains a CRANE-Formative Mark), or (iii) Crane Company and its Affiliates cease to use the CRANE-Formative Marks in the conduct of their business or cease the use of a CRANE-Formative Mark in the name and branding of Crane Company (excluding, for clarity, changes in the legal name of the entity of Crane Company where the public-facing brand for Crane Company remains a CRANE-Formative Mark). With respect to a Trigger Event pursuant to the foregoing clauses (i) and (ii), Crane NXT shall be referred to herein as the “Triggering Party”; and with respect to a Trigger Event pursuant to the foregoing clause (iii), Crane Company shall be referred to herein as the “Triggering Party”.

(t) “Triggering Party” has the meaning set forth in Section 1.1(s).

ARTICLE II

CO-EXISTENCE

Section 2.1 Ownership and Rights to Crane Co. Marks. Crane NXT acknowledges and agrees that, as between Crane Company and its Affiliates, and Crane NXT and its Affiliates:

(a) Crane Company (and its Affiliates) are (and will continue to be) the sole and exclusive owners of the Crane Co. Marks in connection with the Other Businesses; and

(b) Crane Company (and its Affiliates) have the worldwide right to use, register, apply to register, license and authorize others to use each of the Crane Co. Marks, by itself or with other words and/or designs, on or in connection with goods and/or services of the Other Businesses.

Section 2.2 Ownership and Rights to Crane NXT Marks. Crane Company acknowledges and agrees that, as between Crane NXT and its Affiliates, and Crane Company and its Affiliates:

(a) Crane NXT (and its Affiliates) are (and will continue to be) the sole and exclusive owners of the Crane NXT Marks in connection with the P&M Technologies Business; and

(b) Crane NXT (and its Affiliates) have the worldwide right to use, register, apply to register, license and authorize others to use each of the Crane NXT Marks, by itself or with other words and/or designs, on or in connection with goods and/or services of the P&M Technologies Business.

Section 2.3 Crane NXT Covenants.

(a) Crane NXT (and its Affiliates) shall not use, apply for, register, license, or authorize others to use: (i) any CRANE-Formative Marks (including any Crane NXT Marks) in connection with the Other Businesses, or (ii) any CRANE-Formative Mark that has a design confusingly similar to the design set forth in Part 1 of Schedule 3 (including any CRANE-Formative Mark in a red box).

(b) To the extent Crane Company (and its Affiliates) comply with Section 2.4(a) and Section 2.6(b), Crane NXT (and its Affiliates) shall not contest, challenge, oppose or object to Crane Company’s and its Affiliates’ use, licensing, application to register or registration of CRANE-Formative Marks (other than in connection with the P&M Technologies Business) or the validity or enforceability thereof (or of any registrations or applications therefor).

Section 2.4 Crane Company Covenants.

(a) Crane Company (and its Affiliates) shall not use, apply for, register, license, or authorize others to use: (i) any CRANE-Formative Marks (including any Crane Co. Marks) in connection with the P&M Technologies Businesses, or (ii) any CRANE-Formative Mark that has a design confusingly similar to the design set forth in Part 2 of Schedule 3.

(b) To the extent Crane NXT (and its Affiliates) comply with Section 2.3(a) and Section 2.6(b), Crane Company (and its Affiliates) shall not contest, challenge, oppose or object to Crane NXT’s and its Affiliates’ use, licensing, application to register or registration of CRANE-Formative Marks (other than in connection with the Other Businesses) or the validity or enforceability thereof (or of any registrations or applications therefor).

Section 2.5 Expanded Fields.

(a) The Parties acknowledge and agree that nothing in this Agreement shall prevent (i) Crane NXT (or its Affiliates) from using the Crane NXT Marks (or modifications or derivatives thereof) in connection with any business (including any evolutions, extensions and expansions of Crane NXT’s or its Affiliates’ business, whether by acquisition or otherwise) other than the Other Businesses, or (ii) Crane Company (or its Affiliates) from using the Crane Co. Marks (or modifications or derivatives thereof) in connection with any business (including any evolutions, extensions and expansions of Crane Company’s or its Affiliates’ business, whether by acquisition or otherwise) other than the P&M Technologies Business, in each case of the foregoing clauses (i) and (ii), subject to compliance with Section 2.5(b) and Section 2.6(b). Any such evolutions, extensions and expansions of each Party’s respective business (outside of the Other Businesses in respect of Crane NXT, and outside of the P&M Technologies Business in respect of Crane Company) are referred to herein as “Expanded Fields”.

(b) Each Party agrees (i) not to use or license CRANE-Formative Marks in any Expanded Field in a manner that would reasonably be expected to cause confusion with the other Party’s or its Affiliates’ then-current use or licensing of CRANE-Formative Marks made in accordance with the terms of this Agreement, and (ii) to use reasonable efforts to ensure the stylization, logos and fonts of any CRANE-Formative Marks it uses in any Expanded Field has an overall different commercial impression from the stylization, logos and fonts used by the other Party or its Affiliates in accordance with the terms of this Agreement.

Section 2.6 Confusion Not Likely; Cooperation.

(a) The Parties mutually believe that the continued and concurrent use and registration by each Party and their respective Affiliates of their respective CRANE-Formative Marks on and in connection with the goods and services relating to their respective businesses in accordance with the terms of this Agreement is not likely to cause confusion (whether as to source, sponsorship, affiliation or otherwise) because, among other reasons, (i) the goods and services in each Party’s respective businesses are different and unrelated, (ii) the channels of trade for the sale and provision of these respective goods and services are essentially different, and (iii) the technical nature of the respective goods and services themselves requires that purchasing decisions be carefully made by sophisticated purchasers.

(b) In the event (i) of any inability or difficulty for either Party (or its respective Affiliates) to use, register or license its respective CRANE-Formative Marks in any jurisdiction (other than by Crane NXT or its Affiliates in the Other Businesses or by Crane Company or its Affiliates in the P&M Technologies Business, as restricted under this Agreement), or (ii) that either Party becomes aware of any potential or actual confusion in the marketplace in respect of each Party’s (and its Affiliates’) use or licensing, or intended use or licensing, of CRANE-Formative Marks in accordance with the terms of this Agreement (including in any of its Expanded Fields), the Parties shall cooperate reasonably and in good faith to enable each Party and its respective Affiliates to use, register and license its respective CRANE-Formative Marks in accordance with the terms of this Agreement (including in any of its Expanded Fields) and to avoid and address any potential consumer confusion. Without limiting the foregoing:

(i) such cooperation shall include, upon reasonable request of the other Party, executing and recording consents (as appropriate) in applicable jurisdictions where reasonably necessary to enable a Party or its Affiliate to register its respective CRANE-Formative Marks in accordance with the terms of this Agreement (including in any Expanded Fields) and taking actions that are reasonably necessary and appropriate to avoid and address any potential consumer confusion (including entering into mutually acceptable agreements as to adoption of distinct branding, where appropriate (e.g., where each Party expands into potentially related Expanded Fields));

(ii) if, after reasonable consultation and discussion in good faith, Crane Company determines (in its sole but good faith discretion) that it is reasonably necessary for a single Party to be the registered owner of all (or a certain subset of) CRANE-Formative Marks in a given jurisdiction outside of the United States (for all applicable goods and services, whether in the P&M Technologies Business, Other Businesses or any Expanded Fields) in order to enable use by each Party and its Affiliates of their respective CRANE-Formative Marks in accordance with the terms of this Agreement (including in any Expanded Fields) in such jurisdiction, then Crane NXT shall assign (or shall cause its applicable Affiliates to assign) its rights in its CRANE-Formative Marks (or such subset thereof) in such jurisdiction to Crane Company, subject to a license-back to Crane NXT in such jurisdiction (upon mutually agreeable terms and in a manner that enables each Party to use its respective CRANE-Formative Marks in such jurisdiction in the manner contemplated by this Agreement, including in any Expanded Fields). For clarity, the foregoing scenario shall include scenarios where the co-existence framework under this Agreement is not enforceable or not accepted by the applicable Governmental Authority in any such jurisdiction; and

(iii) in the event that either Party becomes aware of any instance of actual confusion, such Party shall (a) take reasonable steps to correct such confusion or (b) notify the other Party so that it may take reasonable steps to correct such confusion.

(c) For U.S. federal income tax purposes, the Parties (i) intend that any assignment of CRANE-Formative Marks and accompanying license-back described in Section 2.6(b)(ii), taken together, be disregarded, (ii) agree to treat the licensee under any such license-back as the owner of the CRANE-Formative Marks assigned pursuant to Section 2.6(b)(ii), and (iii) agree not to take any position contrary thereto in any tax return or tax proceeding unless required by a determination within the meaning of Section 1313(a) of the Internal Revenue Code of 1986, as amended.

ARTICLE III

LEGACY PRESERVATION REQUIREMENTS; TRIGGER EVENT

Section 3.1 Legacy Preservation Requirements. Crane NXT and its Affiliates shall use their CRANE-Formative Marks (and conduct their business thereunder or in association therewith) (i) only in connection with goods and services of a quality substantially the same as (or greater than) the quality of the products and services of the P&M Technologies Business as of the Effective Date, (ii) in compliance with all applicable Laws, and (iii) only in a manner that does not, in any material respect, tarnish the CRANE-Formative Marks of either Party or their respective Affiliates (or otherwise harm or injure the reputation of either Party or their Affiliates). Without limiting the foregoing, Crane NXT and its Affiliates shall not knowingly associate any CRANE-Formative Marks with anything that is obscene, pornographic, criminal, fraudulent, poisonous, dangerous, injurious to health or discriminatory (whether based on race, color, religion, sex (including pregnancy, sexual orientation and gender identity), national origin, age, disability, or genetic information (including family medical history)).

Section 3.2 Consequences of Trigger Event. In the event of a Trigger Event, the Triggering Party and its Affiliates shall, within sixty (60) days of written notice from the other Party, (i) cease use of all CRANE-Formative Marks, (ii) at the other Party’s option, assign to such other Party or its designated Affiliate all CRANE-Formative Marks owned by the Triggering Party or any of its Affiliates (including any registrations or applications therefor), and (iii) change the name of the Triggering Party and of any of its Affiliates that contains or includes, or is comprised entirely by, the term “CRANE” to a name that does not contain, include or comprise the term “CRANE.” After such sixty (60) day period, the Triggering Party and its Affiliates shall cease and forever desist from all use of any CRANE-Formative Marks and shall not use any mark, name, designation or design confusingly similar thereto anywhere in the world (including in any domain names or social media accounts). Upon expiration of such sixty (60) day period, this Agreement shall automatically and immediately terminate, without any further action of either Party; provided, that the following Articles and Sections of this Agreement shall survive any such termination: ARTICLE I, Section 2.1, Section 2.3, the last sentence of Section 3.1, this Section 3.2, ARTICLE V and ARTICLE VII shall survive the termination of this Agreement. Promptly upon the reasonable request of such other Party at any point after such termination of this Agreement resulting from a Trigger Event, the Triggering Party shall (and shall cause its Affiliates to) execute and deliver any and all further instruments, assignments and consents, and shall take such other reasonable actions, in order to provide such other Party with the full benefit of this Section 3.2 (including as reasonably necessary or appropriate to effect, evidence, perfect and record the assignment to such other Party or its designated Affiliate of all CRANE-Formative Marks owned by the Triggering Party or any of its Affiliates, including any registrations or applications therefor).

ARTICLE IV

PROSECUTION AND MAINTENANCE; ENFORCEMENT

Section 4.1 Prosecution and Maintenance of Registrations.

(a) Crane Company and its Affiliates shall have the right (without any obligation to Crane NXT or its Affiliates) to prosecute and maintain the CRANE-Formative Marks (including, for clarity, the Crane Co. Marks) of Crane Company and its Affiliates in the Other Businesses and any of their Expanded Fields (including filing applications for registrations and obtaining and maintaining registrations therefor). Crane NXT and its Affiliates shall have the right (without any obligation to Crane Company or its Affiliates) to prosecute and maintain the CRANE-Formative Marks (including, for clarity, the Crane NXT Marks) of Crane NXT and its Affiliates in the P&M Technologies Business and any of their Expanded Fields. Each Party shall use commercially reasonable efforts to cooperate in good faith with reasonable requests by the other Party in furtherance of the preceding two sentences, at the sole cost and expense of the requesting Party; provided, that neither Party shall be required to take any action against a Third Party in respect thereof if such Party determines not to do so (subject to such Party’s obligations under Section 4.2).

(b) Neither Party shall have any responsibility or liability to the other Party in respect of determining whether or not to apply for, obtain or maintain any registrations or applications for any CRANE-Formative Marks in accordance with the terms of this Agreement.

(c) The Parties acknowledge that Crane Company and its Affiliates generally utilize the domain name www.craneco.com, and that Crane NXT and its Affiliates generally utilize www.cranenxt.com, as the domain names for their respective primary websites. Crane Company agrees that its intent is to generally utilize “craneco” in respect of inclusion of CRANE-Formative Marks in domain names and social media accounts and handles (and will not use “cranenxt” therefor). Crane NXT agrees that its intent is to generally utilize “cranenxt” in respect of inclusion of CRANE-Formative Marks in domain names and social media accounts and handles (and will not use “craneco” therefor). Without limiting the foregoing, each Party shall use reasonable efforts to ensure the domain names and social media accounts and handles it registers have an overall different commercial impression from the domain names and social media accounts and handles used by the other Party in accordance with the terms of this Agreement.

Section 4.2 Enforcement.

(a) Crane Company and its Affiliates shall have the right (without any obligation to Crane NXT or its Affiliates, other than as provided in this Section 4.2(a)) to enforce their CRANE-Formative Marks in respect of goods and services of the Other Businesses and their Expanded Fields (but not in respect of goods and services of the P&M Technologies Business). Crane NXT and its Affiliates shall have the right (without any obligation to Crane Company or its Affiliates, other than as provided in this Section 4.2) to enforce their CRANE-Formative Marks in respect of goods and services of the P&M Technologies Business and their Expanded Fields (but not in respect of goods and services of the Other Businesses). Upon the request of the Party initiating (in accordance with this Agreement) an enforcement action against a Third Party alleged to have infringed or otherwise violated such requesting Party’s CRANE-Formative Marks, the other Party shall reasonably cooperate with and assist such requesting Party in connection therewith, at the requesting Party’s sole cost and expense. Without limiting the foregoing, each Party shall, and shall cause their respective Affiliates to, cooperate in good faith and assist the other Party in connection with enforcement actions taken against any unauthorized use of any CRANE-Formative Marks by a Third Party in a manner that is criminal or fraudulent (e.g., social media scams).

(b) If only one Party chooses to take action in accordance with Section 4.2(a), all costs and expenses will be borne by that Party and all monetary recoveries will be retained by that Party, although the other Party will have the right to participate at its own cost and expense. If the Parties choose to take action together, they will each bear their respective costs and expenses and any monetary recoveries will first be allocated to reimbursement of those costs and expenses in the proportion in which they were incurred, with any net proceeds after full reimbursement of costs and expenses being divided equally between the Parties. Neither Party will settle any dispute with a Third Party regarding any CRANE-Formative Mark on terms that would limit the other Party’s rights under this Agreement to use, license or register the CRANE-Formative Marks, without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed.

ARTICLE V

DISCLAIMER, EXCLUSIVE REMEDY & INDEMNIFICATION

Section 5.1 Disclaimer of Warranties. EACH OF CRANE NXT (ON BEHALF OF ITSELF AND EACH OTHER MEMBER OF THE CRANE NXT GROUP) AND CRANE COMPANY (ON BEHALF OF ITSELF AND EACH OTHER MEMBER OF THE CRANE COMPANY GROUP) UNDERSTANDS AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE SEPARATION AND DISTRIBUTION AGREEMENT OR ANY OTHER ANCILLARY AGREEMENT, NEITHER OF THE PARTIES MAKES ANY REPRESENTATIONS OR WARRANTIES IN ANY WAY, AND HEREBY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES (EXPRESS OR IMPLIED, INCLUDING WITH REGARD TO QUALITY, PERFORMANCE, NON-INFRINGEMENT, ENFORCEABILITY, NON-DILUTION, VALIDITY, OR COMMERCIAL UTILITY), AS TO EACH PARTY’S CRANE-FORMATIVE MARKS, AS TO ANY CONSENTS OR GOVERNMENTAL APPROVALS REQUIRED IN CONNECTION HEREWITH, OR ANY OTHER MATTER CONCERNING ANY ASSETS OR BUSINESS OF SUCH PARTY. ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, AND ALL OTHER WARRANTIES ARISING UNDER THE UNIFORM COMMERCIAL CODE (OR SIMILAR FOREIGN LAWS), ARE HEREBY DISCLAIMED.

Section 5.2 Indemnification.

(a) Each Party (the “Indemnifying Party”) shall indemnify, defend, release, discharge and hold harmless the other Party and its Affiliates and their respective current and former directors, officers, members, managers, representatives, employees and agents and each of the heirs, executors, successors and permitted assigns of any of the foregoing (collectively, the “Indemnified Parties”) from and against all Indemnifiable Losses actually suffered or incurred by the Indemnified Parties to the extent relating to, arising out of or resulting from the Indemnifying Party’s material breach of this Agreement.

(b) In the event that any claim or Proceeding is threatened in writing or commenced by a Third Party involving a claim for which a Party may be required to provide indemnification pursuant to this Agreement, the indemnification procedures set forth in Section 6.4 of the Separation and Distribution Agreement hereby are incorporated herein, mutatis mutandis.

ARTICLE VI

DURATION

Section 6.1 Duration. This Agreement shall commence as of the Effective Date and shall continue in effect until this Agreement is terminated by mutual written Agreement or pursuant to Section 3.2. This Agreement may not be terminated by any Party for breach of this Agreement by any other Party (other than as expressly provided in Section 3.2), it being understood and agreed that the non-breaching Party may seek injunctive relief, specific performance, and/or damages against the breaching Party.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Confidentiality. Section 7.5 of the Separation and Distribution Agreement shall govern the treatment of any Confidential Information disclosed under this Agreement.

Section 7.2 Complete Agreement; Interpretation. This Agreement (and any schedules hereto), the Separation and Distribution Agreement and the other Ancillary Agreements (and the exhibits and schedules thereto) shall constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. In the event of any conflict between the terms and conditions of the body of this Agreement and the terms and conditions of any schedule hereto, the terms and conditions of such schedule shall control. Notwithstanding anything to the contrary in this Agreement, in the case of any conflict between the provisions of this Agreement and the provisions of the Separation and Distribution Agreement, the provisions of the Separation and Distribution Agreement shall control, except with respect to any matters governed by this Agreement, in which case the provisions of this Agreement shall control. Section 1.2 of the Separation and Distribution Agreement hereby is incorporated herein, mutatis mutandis.

Section 7.3 Counterparts. This Agreement may be executed in more than one counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Parties. Execution of this Agreement or any other documents pursuant to this Agreement by facsimile, by e-mail in portable document format (.pdf) or other electronic copy of a signature shall be deemed to be, and shall have the same effect as, executed by an original signature.

Section 7.4 Notices. All notices, requests, claims, demands and other communications under this Agreement, as between the Parties, shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt unless the day of receipt is not a Business Day, in which case it shall be deemed to have been duly given or made on the next Business Day) by delivery in person, by overnight courier service, by electronic e-mail with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 7.4):

If to Crane NXT:

Crane NXT, Co.

300 First Stamford Place

Stamford, CT 06902

Attn: General Counsel

E-mail: [•]

If to Crane Company:

Crane Company

100 First Stamford Place

Stamford, CT 06902

Attn: General Counsel

E-mail: [•]

Section 7.5 Waiver.

(a) Any provision of this Agreement may be waived if, and only if, such waiver is in writing and signed by the Party against whom the waiver is to be effective.

(b) No failure or delay by either Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 7.6 Modification or Amendment. This Agreement may only be amended, modified or supplemented, in whole or in part, in a writing signed on behalf of each of the Parties in the same manner as this Agreement and which makes reference to this Agreement.

Section 7.7 Assignment; Binding Effect. Neither Party (nor any of their Affiliates) shall assign any CRANE-Formative Marks to any Person other than to a Person that agrees in writing to be bound by the terms of this Agreement. Neither Party may assign its rights or obligations under this Agreement without the prior written consent of the other Party, except that (i) each Party may transfer or assign its rights and obligations under this Agreement to an Affiliate of such Party, and (ii) each Party may transfer or assign, by operation of law or otherwise, this Agreement (in whole or in relevant part) to the successor to all or substantially all (or to a portion) of the business or assets of such Party to which this Agreement relates or, in respect of any CRANE-Formative Marks, to any assignee of or successor to the applicable CRANE-Formative Marks of such Party; provided, that in each case, such assignment shall not relieve such Party of any of its obligations under this Agreement. Any Party assigning this Agreement (in whole or in part) shall promptly notify the non-assigning Party in writing of any assignments it makes under this Agreement and the Person to whom this Agreement is assigned shall agree in writing to be bound by the terms of this Agreement as if named as a “Party” hereto with respect to all or such portion of this Agreement so assigned. Subject to the foregoing in this Section 7.7, this Agreement will be binding on (and inure to the benefit of) each Party and their respective successors, assigns, Affiliates, and licensees and is enforceable by the Parties and their respective successors and permitted assigns.

Section 7.8 No Circumvention. The Parties agree not to directly or indirectly take any actions, act in concert with any Person who takes an action or cause or allow any member of any such Party’s Group to take any actions (including the failure to take a reasonable action) such that the resulting effect is to materially undermine the effectiveness of any of the provisions of this Agreement, the Separation and Distribution Agreement or any other Ancillary Agreement (including adversely affecting the rights or ability of any Party to successfully pursue indemnification, contribution or payment pursuant to Section 5.2).

Section 7.9 Subsidiaries. Each of the Parties shall cause (or with respect to an Affiliate that is not a Subsidiary, shall use commercially reasonable efforts to cause) to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary or Affiliate of such Party or by any Business Entity that becomes a Subsidiary or Affiliate of such Party on and after the Effective Time. This Agreement is being entered into by Crane NXT and Crane Company on behalf of themselves and the members of their respective Groups (the Crane NXT Group and the Crane Company Group). This Agreement shall constitute a direct obligation of each such entity and shall be deemed to have been readopted and affirmed on behalf of any Business Entity that becomes an Affiliate of such Party on and after the Effective Time. Either Party shall have the right, by giving notice to the other Party, to require that any Subsidiary of the other Party execute a counterpart to this Agreement to become bound by the provisions of this Agreement applicable to such Subsidiary.

Section 7.10 Third Party Beneficiaries. Except as provided in Section 5.2 relating to Indemnified Parties, this Agreement is solely for the benefit of each Party and its respective successors or permitted assigns, and it is not the intention of the Parties to confer third-party beneficiary rights upon any other Person, and should not be deemed to confer upon any Third Party any remedy, claim, liability, reimbursement, Proceedings or other right in excess of those existing without reference to this Agreement.

Section 7.11 Titles and Headings. Titles and headings to Sections and Articles are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

Section 7.12 Schedules. The schedules hereto shall be construed with and be an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. Nothing in the schedules constitutes an admission of any liability or obligation of any member of the Crane NXT Group or the Crane Company Group or any of their respective Affiliates to any Third Party, nor, with respect to any Third Party, an admission against the interests of any member of the Crane NXT Group or the Crane Company Group or any of their respective Affiliates.

Section 7.13 Governing Law. This Agreement, and all actions, causes of action or claims of any kind (whether at law, in equity, in contract, in tort, or otherwise) that may be related to, arising out of or resulting from this Agreement, or the negotiation, execution, or performance of this Agreement (including any action, cause of action or claim of any kind related to, arising out of or resulting from any representation or warranty made in, in connection with or as an inducement to this Agreement) shall be governed by and construed in accordance with the law of the State of Delaware, irrespective of the choice of Laws principles of the State of Delaware, including without limitation Delaware laws relating to applicable statutes of limitations and burdens of proof and available remedies.

Section 7.14 Disputes; Consent to Jurisdiction. All Agreement Disputes arising out of, in connection with or in relation to this Agreement will be resolved in accordance with the procedures set forth in Article VIII of the Separation and Distribution Agreement, which such provisions are hereby incorporated herein by reference, mutatis mutandis.

Section 7.15 Specific Performance. The Parties agree that irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with their specific terms, and monetary damages, even if available, would not be an adequate remedy for any such failure to perform or any breach of this Agreement. Accordingly, it is hereby agreed that the Parties shall be entitled to an injunction or injunctions to enforce specifically the terms and provisions hereof in any court specified in Section 7.14 without proof of actual damages. Each Party agrees that it will not oppose (and hereby waives any defense in any action for) the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that the other Party hereto has an adequate remedy at law. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 7.16 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY JUDICIAL PROCEEDING IN WHICH ANY CLAIM OR COUNTERCLAIM (WHETHER AT LAW, IN EQUITY, IN CONTRACT, IN TORT, OR OTHERWISE) ASSERTED RELATED TO, ARISING OUT OF OR RESULTING FROM THIS AGREEMENT OR THE COURSE OF DEALING OR RELATIONSHIP BETWEEN THE PARTIES, INCLUDING THE NEGOTIATION, EXECUTION, AND PERFORMANCE OF THIS AGREEMENT. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND THAT NO PARTY TO THIS AGREEMENT OR ANY ASSIGNEE, SUCCESSOR, OR REPRESENTATIVE OF ANY PARTY SHALL REQUEST A JURY TRIAL IN ANY SUCH PROCEEDING NOR SEEK TO CONSOLIDATE ANY SUCH PROCEEDING WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 7.16.

Section 7.17 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

Section 7.18 Mutual Drafting. The Parties have participated jointly in the negotiation and drafting of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

Section 7.19 Authorization. Each of the Parties hereby represents and warrants that (a) it has the power and authority to execute, deliver and perform this Agreement, (b) this Agreement has been duly authorized by all necessary corporate action on the part of such Party and (c) this Agreement constitutes a legal, valid and binding obligation of each such Party enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and general equity principles.

Section 7.20 No Duplication; No Double Recovery. Nothing in this Agreement (or in the Separation and Distribution Agreement or any other Ancillary Agreement) is intended to confer to or impose upon any Party a duplicative right, entitlement, obligation or recovery with respect to any matter arising out of the same facts and circumstances.

Section 7.21 No Reliance on Other Party. The Parties represent to each other that this Agreement is entered into with full consideration of any and all rights which the Parties may have. The Parties have relied upon their own knowledge and judgment and have conducted such investigations they and their in-house counsel have deemed appropriate regarding this Agreement and their rights in connection with this Agreement. Each Party is not relying upon any representations or statements made by the other Party, or any such other Party’s employees, agents, representatives or attorneys, regarding this Agreement, except to the extent such representations are expressly set forth or incorporated in this Agreement. Each Party hereto is not relying upon a legal duty, if one exists, on the part of the other Party (or any such other Party’s employees, agents, representatives or attorneys) to disclose any information in connection with the execution of this Agreement or its preparation, it being expressly understood that no Party shall ever assert any failure to disclose information on the part of the other Party as a ground for challenging this Agreement or any provision hereof.

Section 7.22 Independent Contractor. Nothing in this Agreement shall create or be deemed to create a partnership, joint venture or a relationship of principal and agent or of employer and employee between Crane Company and Crane NXT or any of their respective Affiliates.

[The remainder of this page has been intentionally left blank. Signature pages follow.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed the day and year first above written.

CRANE COMPANY

By:
Name:	[•]
Title:	[•]

CRANE HOLDINGS, CO.

By:
Name:	[•]
Title:	[•]

[Signature Page to the Intellectual Property Matters Agreement]